Exhibits 5.1

                             MCLAUGHLIN & STERN, LLP
                                  DAVID W. SASS
                                     Partner
                          Direct Phone: (212) 448-6215
                           Direct Fax: (212) 448-6277
                        E-Mail: dsass@mclaughlinstern.com

                               260 MADISON AVENUE
                            NEW YORK, NEW YORK 10016
                                 (212) 448-1100
                               FAX (212) 448-0066





                                MILLBROOK OFFICE
                                 Franklin Avenue
                                  P.O. Box 1369
                            Millbrook, New York 12545
                                 (914) 677-5700
                               Fax (914) 677-0097

                               September 21, 2001



U.S. Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

         Re:      Pioneer Commercial Funding Corp. (the "Company")

Gentlemen:

         Reference is made to the registration statement (the "Registration Statement") on Form S-3, registration number 333-_____, filed with the Securities and Exchange Commission by the Company.

         We hereby advise you that we have examined originals or copies certified to our satisfaction of the Certificate of Incorporation and amendments thereto and the By-Laws and amendments thereto of the Company, minutes of the meetings of the Board of Directors and Shareholders and such other documents and instruments, and we have made such examination of law as we have deemed appropriate as the basis for the opinions hereinafter expressed.

         Based on the foregoing, we are of the opinion that:

         1. The Company has been duly incorporated and is validly existing and in good standing under the laws of the State of New York.

         2. The 520,273 shares of the Company's Common Stock issuable upon the completion of the Rights Offering have been duly and validly authorized, and when paid for will be duly authorized and issued and fully paid and non-assessable.

         We hereby consent to the reference to our firm under the caption "Legal Matters" in the prospectus forming a part of such Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement.

                                                Very truly yours,

                                                MCLAUGHLIN & STERN, LLP

                                                By: /s/ David W. Sass, Partner
                                                        David W. Sass, Partner